EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
October 30, 2008

Huron Consulting Group Reports Third Quarter 2008 Financial Results

•	Revenues of $168.7 million for Q3 2008 increased 25.8% from $134.1 million in Q3 2007.
•	Revenues of $451.5 million for the nine months ended September 30, 2008 increased 22.6% from $368.3 million in the same period last year.
•
Diluted earnings per share for Q3 2008 was $0.44 compared to $0.58 in Q3 2007. As previously disclosed and included in Huron’s Q3 2008 guidance, financial results for Q3 2008 were impacted by the acquisition of Stockamp and restructuring charges, as described in footnotes 1 and 2 to the segment operating results and other operating data table below.

•
Average number of full-time billable consultants(3) totaled 1,488 for Q3 2008 compared to 1,048 for Q3 2007. Average number of full-time equivalent professionals(7) totaled 947 for Q3 2008 compared to 622 in the same period last year.

CHICAGO – October 30, 2008 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the third quarter ended September 30, 2008.

“Huron’s Health and Education Consulting and Legal Consulting businesses continued to drive the Company’s strong results. We expect our Health and Education business to continue to experience growth given the increased focus on operating performance at hospitals, health systems and universities due to the broader financial crisis. Huron also continues to hold a leading market position in the Legal Consulting space. Corporate legal teams and law firms are turning to Huron and our V3locity e-discovery solution to manage the ever growing demand for discovery services. We remain optimistic about Huron’s position to generate future growth in these businesses,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “Huron’s Financial Consulting and Corporate Consulting businesses have the resources and experience to help clients deal with the business and financial issues that will inevitably develop from today’s environment: disputes, investigations, valuations, restructurings and turnarounds.”

“Huron has always focused on solutions that provide measurable business improvements – and those solutions should be all the more essential in today’s environment. To the extent that we can predict near and longer term trends in our markets right now, we believe there will continue to be numerous opportunities for all of Huron’s businesses in the remainder of 2008 and into 2009,” added Holdren.

Acquisition of Stockamp & Associates
In July 2008, Huron announced the acquisition of the assets of Stockamp & Associates, Inc., a nationally recognized management consulting firm specializing in helping high-performing hospitals and health systems optimize their financial and operational performance. The financial results of Stockamp have been included within the Health and Education Consulting segment since July 8, 2008.

Third Quarter 2008 Results
Revenues of $168.7 million for the third quarter of 2008 increased 25.8% from $134.1 million for the third quarter of 2007. The Company's third quarter 2008 operating income increased 2.1% to $22.3 million compared to $21.8 million in the third quarter of 2007. Net income was $8.8 million, or $0.44 per diluted share, for the third quarter of 2008 compared to $10.5 million, or $0.58 per diluted share, for the same period last year. Financial results for the third quarter of 2008 and 2007 included $2.0 million and $2.2 million, respectively, of rapid amortization of intangible assets. Financial results for the third quarter of 2008 also included $2.3 million of restructuring charges. As previously forecast, results for the third quarter of 2008 were unfavorably impacted by the Stockamp acquisition due to the timing of revenue recognition under GAAP, resulting in lower reported revenues and operating income, which are included within the Health and Education Consulting segment.

Third quarter 2008 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) was  $31.6 million, or 18.7% of revenues, compared to $28.3 million, or 21.1% of revenues, in the comparable quarter last year. Adjusted EBITDA(8), which excludes share-based compensation expense and restructuring charges, was $40.8 million, or 24.2% of revenues, compared to $33.5 million, or 25.0% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants(3) increased 42.0% to 1,488 in the third quarter of 2008 compared to 1,048 in the same quarter last year. Huron also has a number of consultants who work variable schedules as needed by clients and full-time employees who provide software support and maintenance services to our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. The average number of these full-time equivalent professionals(7) increased 52.3% to 947 in the third quarter of 2008 compared to 622 for the comparable period in 2007. Full-time billable consultant utilization rate was 71.3% during the third quarter of 2008 compared with 73.9% during the same period last year. Average billing rate per hour for full-time billable consultants was $250 for the third quarter of 2008 compared to $286 for the third quarter of 2007.

Year-to-Date Results
Revenues of $451.5 million for the first nine months of 2008 increased 22.6% from $368.3 for the same period last year. The Company's operating income increased 4.4% to $63.1 million for the nine months ended September 30, 2008 compared to $60.5 million the same period last year. Net income was $28.9 million, or $1.54 per diluted share, for the nine months ended September 30, 2008 compared to $30.4 million, or $1.69 per diluted share, for the comparable period last year. Financial results for the first nine months of 2008 and 2007 included $2.0 million and $6.7 million, respectively, of rapid amortization of intangible assets. Financial results for the first nine months of 2008 also included $2.3 million of restructuring charges.

Year-to-date 2008 EBITDA(8) increased 4.1% to $83.0 million, or 18.4% of revenues, compared to $79.8 million, or 21.7% of revenues, in the same period last year. Adjusted EBITDA(8), which excludes share-based compensation expense and restructuring charges, rose 12.5% to $105.8 million, or 23.4% of revenues, compared to $94.0 million, or 25.5% of revenues, in the comparable period last year.

The average number of full-time billable consultants(3) increased 34.0% to 1,308 in the first nine months ended September 30, 2008 compared to 976 in the same period last year. The average number of full-time equivalent professionals(7) increased 70.2% to 851 in the first nine months of 2008 compared to 500 for the comparable period in 2007. Full-time billable consultant utilization rate was 67.9% during the first nine months of 2008 compared with 76.5% during the same period last year. Average billing rate per hour for full-time billable consultants was $265 for the first nine months of 2008 compared to $279 for the first nine months of 2007.

Operating Segments Results
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand. The Company’s operating segments are as follows: Health and Education Consulting; Financial Consulting; Legal Consulting; and Corporate Consulting.

Segment results and related footnotes are included in the attached schedules and in Huron's Form 10-Q filing for the quarter ended September 30, 2008.

Outlook for the Remainder of 2008
Based on currently available information, the Company expects Q4 2008 revenues before reimbursable expenses in a range of $170 million to $178 million, EBITDA in a range of $38 million to $41 million, operating income in a range of $27 million to $30 million, and between $0.58 and $0.66 in diluted earnings per share.

The Company anticipates full year 2008 revenues before reimbursable expenses in a range of $621 million to $629 million, EBITDA in a range of $121 million to $124 million, operating income in a range of $90 million to $93 million, and between $2.12 and $2.20 in diluted earnings per share.

Share-based compensation expense of approximately $7 million and $27 million is included in the Q4 and full year 2008 estimates, respectively. Weighted average diluted share counts for 2008 are estimated to be 20.2 million for Q4 2008 and 19.1 million for full year 2008.

Third Quarter 2008 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at www.huronconsultinggroup.com/webcasts.aspx. A replay will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group's current expectations about the Company's future results are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2007 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended September 30, 2008 for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues and reimbursable expenses:
Revenues	$168,659	$134,051	$451,461	$368,326
Reimbursable expenses	16,696	11,286	40,874	32,231
Total revenues and reimbursable expenses	185,355	145,337	492,335	400,557
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	100,263	80,237	269,698	213,648
Intangible assets amortization	3,036	2,208	3,084	6,752
Reimbursable expenses	16,734	11,108	40,922	32,039
Total direct costs and reimbursable expenses	120,033	93,553	313,704	252,439
Operating expenses:
Selling, general and administrative	34,435	25,675	96,377	75,108
Depreciation and amortization	6,260	4,283	16,768	12,502
Restructuring charges	2,343	—	2,343	—
Total operating expenses	43,038	29,958	115,488	87,610
Operating income	22,284	21,826	63,143	60,508
Other income (expense):
Interest income (expense), net	(4,938)	(2,621)	(9,065)	(5,871)
Other income (expense)	(518)	11	(847)	136
Total other expense	(5,456)	(2,610)	(9,912)	(5,735)
Income before provision for income taxes	16,828	19,216	53,231	54,773
Provision for income taxes	7,998	8,729	24,379	24,374
Net income	$8,830	$10,487	$28,852	$30,399

Earnings per share:
Basic	$0.46	$0.61	$1.61	$1.80
Diluted	$0.44	$0.58	$1.54	$1.69

Weighted average shares used in calculating earnings per share:
Basic	18,901	17,033	17,947	16,868
Diluted	19,845	18,137	18,750	17,967

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$14,545	$2,993
Receivables from clients, net	102,267	86,867
Unbilled services, net	61,053	28,245
Income tax receivable	6,469	13,492
Deferred income taxes	15,381	13,680
Prepaid expenses and other current assets	12,943	10,435
Total current assets	212,658	155,712
Property and equipment, net	46,530	38,147
Deferred income taxes	2,811	3,628
Other non-current assets	16,259	8,737
Intangible assets, net	38,195	13,936
Goodwill	451,271	223,053
Total assets	$767,724	$443,213

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,586	$5,823
Accrued expenses	22,131	15,208
Accrued payroll and related benefits	49,931	58,279
Accrued consideration for business acquisitions	21,152	34,962
Income tax payable	3,500	1,342
Deferred revenues	21,175	5,278
Note payable and current portion of capital lease obligations	454	1,309
Total current liabilities	126,929	122,201
Non-current liabilities:
Deferred compensation and other liabilities	5,273	3,795
Capital lease obligations, net of current portion	252	234
Bank borrowings	335,000	123,500
Deferred lease incentives	8,908	9,699
Total non-current liabilities	349,433	137,228
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 21,163,784 and 19,279,176 shares issued at September 30, 2008 and December 31,2007, respectively	199	182
Treasury stock, at cost, 376,479 and 589,755 shares at September 30, 2008 and December 31, 2007, respectively	(20,045)	(20,703)
Additional paid-in capital	194,689	116,148
Retained earnings	116,953	88,101
Accumulated other comprehensive income (loss)	(434)	56
Total stockholders’ equity	291,362	183,784
Total liabilities and stockholders’ equity	$767,724	$443,213

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$28,852	$30,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,852	19,254
Deferred income taxes	375	(10,165)
Share-based compensation	20,421	14,238
Allowances for doubtful accounts and unbilled services	3,859	5,511
Other	—	8
Changes in operating assets and liabilities, net of businesses acquired:
Increase in receivables from clients	(6,354)	(28,290)
Increase in unbilled services	(29,867)	(20,674)
Decrease (increase) in income tax receivable / payable, net	9,181	(319)
Increase in other assets	(7,494)	(4,996)
Increase in accounts payable and accrued liabilities	8,805	2,929
Increase (decrease) in accrued payroll and related benefits	(11,874)	8,471
Increase (decrease) in deferred revenues	8,653	(3,814)
Net cash provided by operating activities	44,409	12,552

Cash flows from investing activities:
Purchases of property and equipment, net	(17,478)	(11,850)
Net investment in life insurance policies	(1,326)	(1,985)
Purchases of businesses, net of cash acquired	(227,537)	(160,515)
Net cash used in investing activities	(246,341)	(174,350)

Cash flows from financing activities:
Proceeds from exercise of stock options	231	431
Shares redeemed for employee tax withholdings	(5,773)	(5,621)
Tax benefit from share-based compensation	9,337	8,772
Proceeds from borrowings under line of credit	575,500	292,000
Repayments on line of credit	(364,000)	(145,500)
Principal payment of note payable and capital lease obligations	(1,321)	(1,139)
Net cash provided by financing activities	213,974	148,943

Effect of exchange rate changes on cash	(490)	25

Net increase (decrease) in cash and cash equivalents	11,552	(12,830)
Cash and cash equivalents at beginning of the period	2,993	16,572
Cash and cash equivalents at end of the period	$14,545	$3,742

Supplemental disclosure of cash flow information:
Non-cash investing activity:
Issuance of common stock in connection with business combinations	$55,000	$—
Issuance of common stock in connection with business combination classified as a liability	$15,000	$—

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,
Segment and Consolidated Operating Results (in thousands):	2008	2007	Percent Increase (Decrease)
Revenues and reimbursable expenses:
Health and Education Consulting (1)	$77,653	$49,767	56.0%
Financial Consulting	33,929	39,983	(15.1%)
Legal Consulting	38,137	23,346	63.4%
Corporate Consulting	18,940	20,955	(9.6%)
Total revenues	168,659	134,051	25.8%
Total reimbursable expenses	16,696	11,286	47.9%
Total revenues and reimbursable expenses	$185,355	$145,337	27.5%
Operating income (2):
Health and Education Consulting (1)	$22,368	$18,783	19.1%
Financial Consulting	10,005	11,656	(14.2%)
Legal Consulting	15,724	7,243	117.1%
Corporate Consulting	3,319	7,036	(52.8%)
Total segment operating income	51,416	44,718	15.0%
Operating expenses not allocated to segments	29,132	22,892	27.3%
Total operating income	$22,284	$21,826	2.1%

Other Operating Data:
Number of full-time billable consultants (at period end) (3):
Health and Education Consulting	830	417	99.0%
Financial Consulting	316	358	(11.7%)
Legal Consulting	149	165	(9.7%)
Corporate Consulting	185	218	(15.1%)
Total	1,480	1,158	27.8%
Average number of full-time billable consultants (for the period) (3):
Health and Education Consulting	800	390
Financial Consulting	322	321
Legal Consulting	155	143
Corporate Consulting	211	194
Total	1,488	1,048
Full-time billable consultant utilization rate (4):
Health and Education Consulting	81.2%	80.2%
Financial Consulting	57.0%	68.7%
Legal Consulting	66.3%	74.6%
Corporate Consulting	59.8%	69.6%
Total	71.3%	73.9%
Full-time billable consultant average billing rate per hour (5):
Health and Education Consulting (6)	$231	$292
Financial Consulting	$281	$276
Legal Consulting	$243	$243
Corporate Consulting	$309	$315
Total	$250	$286
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$87	$110
Financial Consulting	$74	$86
Legal Consulting	$73	$79
Corporate Consulting	$86	$106
Total	$82	$98

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data:	2008	2007	Percent Increase (Decrease)
Average number of full-time equivalents (for the period) (7):
Health and Education Consulting	103	65	58.5%
Financial Consulting	160	210	(23.8%)
Legal Consulting	676	342	97.7%
Corporate Consulting	8	5	60.0%
Total	947	622	52.3%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$81	$104
Financial Consulting	$64	$59
Legal Consulting	$40	$35
Corporate Consulting	$103	$76
Total	$49	$51

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Segment and Consolidated Operating Results (in thousands):	2008	2007	Percent Increase (Decrease)
Revenues and reimbursable expenses:
Health and Education Consulting (1)	$185,437	$131,429	41.1%
Financial Consulting	107,529	109,264	(1.6%)
Legal Consulting	93,858	69,412	35.2%
Corporate Consulting	64,637	58,221	11.0%
Total revenues	451,461	368,326	22.6%
Total reimbursable expenses	40,874	32,231	26.8%
Total revenues and reimbursable expenses	$492,335	$400,557	22.9%
Operating income (2):
Health and Education Consulting (1)	$67,179	$45,004	49.3%
Financial Consulting	27,574	43,112	(36.0%)
Legal Consulting	32,387	22,417	44.5%
Corporate Consulting	19,313	17,152	12.6%
Total segment operating income	146,453	127,685	14.7%
Operating expenses not allocated to segments	83,310	67,177	24.0%
Total operating income	$63,143	$60,508	4.4%

Other Operating Data:
Number of full-time billable consultants (at period end) (3):
Health and Education Consulting	830	417	99.0%
Financial Consulting	316	358	(11.7%)
Legal Consulting	149	165	(9.7%)
Corporate Consulting	185	218	(15.1%)
Total	1,480	1,158	27.8%
Average number of full-time billable consultants (for the period) (3):
Health and Education Consulting	575	367
Financial Consulting	347	298
Legal Consulting	166	129
Corporate Consulting	220	182
Total	1,308	976
Full-time billable consultant utilization rate (4):
Health and Education Consulting	80.2%	79.7%
Financial Consulting	53.4%	75.8%
Legal Consulting	62.0%	76.3%
Corporate Consulting	62.5%	71.6%
Total	67.9%	76.5%
Full-time billable consultant average billing rate per hour (5):
Health and Education Consulting (6)	$252	$266
Financial Consulting	$278	$295
Legal Consulting	$238	$243
Corporate Consulting	$314	$307
Total	$265	$279
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$291	$301
Financial Consulting	$205	$318
Legal Consulting	$204	$242
Corporate Consulting	$283	$312
Total	$256	$301

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data:	2008	2007	Percent Increase (Decrease)
Average number of full-time equivalents (for the period) (7):
Health and Education Consulting	63	62	1.6%
Financial Consulting	194	75	158.7%
Legal Consulting	587	358	64.0%
Corporate Consulting	7	5	40.0%
Total	851	500	70.2%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$285	$335
Financial Consulting	$188	$193
Legal Consulting	$102	$107
Corporate Consulting	$324	$299
Total	$137	$150

(1)
Includes the financial results of Stockamp since July 8, 2008, which had an unfavorable impact on this segment’s operating income for the three months ended September 30, 2008 due to (a) a portion of performance-based revenue that cannot be recognized post-acquisition under GAAP, (b) a significant amount of performance-based revenue that was deferred at September 30, 2008 and will be recognized in the future when all the performance-based criteria specified in the engagement contracts are met, and (c) rapid amortization of intangible assets.

(2)
Includes restructuring charges totaling $2.0 million, $0.2 million and $0.1 million for Corporate Consulting, Financial Consulting and Legal Consulting, respectively, in the three and nine months ended September 30, 2008.

(3)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(4)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(5)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(6)
The decrease in average billing rate was impacted by Stockamp as described in footnote 1 above.  Excluding the impact of Stockamp, the average billing rate per hour would have been $301 and $279 for the three and nine months ended September 30, 2008, respectively.

(7)
Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues	$168,659	$134,051	$451,461	$368,326

Operating income	$22,284	$21,826	$63,143	$60,508
Add back:
Depreciation and amortization	9,296	6,491	19,852	19,254
Earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	31,580	28,317	82,995	79,762
Add back:
Share-based compensation	6,851	5,187	20,421	14,238
Restructuring charges	2,343	—	2,343	—
Total adjusted items	9,194	5,187	22,764	14,238
Adjusted EBITDA (8)	$40,774	$33,504	$105,759	$94,000
Adjusted EBITDA as a percentage of revenues	24.2%	25.0%	23.4%	25.5%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (8)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net income	$8,830	$10,487	$28,852	$30,399
Diluted earnings per share	$0.44	$0.58	1.54	$1.69
Add back:
Amortization of intangible assets	5,224	3,791	8,641	11,447
Total adjusted items (see above)	9,194	5,187	22,764	14,238
Tax effect	(5,928)	(3,672)	(12,876)	(10,505)
Total adjustments, net of tax	8,490	5,306	18,529	15,180
Adjusted net income (8)	$17,320	$15,793	$47,381	$45,579
Adjusted diluted earnings per share (8)	$0.87	$0.87	$2.53	$2.54

(8)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.